Exhibit 99.2

China TransInfo Announces Strategic Investment in Beijing Zhangcheng
by Beijing Shiji Yingli Science and Technology Co., Ltd.

BEIJING, Oct. 20, 2010, China TransInfo Technology Corp. (Nasdaq:CTFO - News), ("China TransInfo" or the "Company"), a leading provider of intelligent transportation systems for highway and urban transportation management in China through its affiliate, China TransInfo Technology Group Co., Ltd. (the "Group Company"), announced today that the Group Company recently signed an agreement with Beijing Shiji Yingli Science and Technology Co., Ltd. ("Shiji Yingli") whereby Shiji Yingli will contribute RMB 9.6 million (approximately $1.4 million) in cash and RMB 44.6 million (approximately $6.6 million) in intangible assets (mostly technology and intellectual property owned by Shiji Yingli) into the Group Company's wholly owned subsidiary, Beijing Zhangcheng Science and Technology Co., Ltd. ("Beijing Zhangcheng") in exchange for a 49% equity interest in Beijing Zhangcheng on a fully diluted basis. Following this transaction, the Group Company retains a 51% majority ownership of Beijing Zhangcheng.

Founded in 2007, Beijing Zhangcheng is a provider of traffic information services and general location based services to the consumer market in China. Beijing Zhangcheng offers proprietary real-time traffic mobile phone software and access to its Palmcity network ( http://www.palmcity.cn ) which provides real-time traffic information online covering 10 cities in China.

Founded in 2006, Shiji Yingli holds a National Value-Added Telecommunication Service Provider License. Shiji Yingli developed an advanced in-car terminal solution including hardware and software, and a proprietary platform which can collect and analyze drivers' information. The solution and platform can support international traffic information distribution specifications to distribute real-time traffic information and other dynamic transportation information. Furthermore, Shiji Yingli has a professional marketing team and has established relationships with automobile manufacturers and distribution channel providers.

"We are pleased to announce this strategic investment from Shiji Yingli," commented Mr. Shudong Xia, Chairman and Chief Executive Officer of China TransInfo. "Shiji Yingli and Beijing Zhangcheng have complementary technology and products and we target the same markets. Following this strategic investment and partnership, we believe Beijing Zhangcheng will be able to provide more advanced and featured product systems and have a stronger marketing position in China's nascent vehicle telematics information service industry. We also expect that this investment will help accelerate the transformation of Beijing Zhangcheng from a sole traffic information provider to a comprehensive intelligent traffic commuting service provider based on real-time traffic information."

About China TransInfo

China TransInfo, through its affiliate, China TransInfo Technology Group Co., Ltd., (the "Group Company") and the Group Company's PRC operating subsidiaries, is primarily focused on providing urban and highway transportation management solutions and information services. The Company is a leading transportation information products and comprehensive solutions provider, and aims to be the largest real time transportation information service provider and major fleet management service provider in China. As the co-formulator of several transportation technology national standards, the Company owns five patents and has won a majority of the model cases awarded by the PRC Ministry of Transportation. As a result, the Company is playing a key role in setting the standards for transportation information solutions in China. For more information, please visit the Company's website at http://www.chinatransinfo.com .

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements". These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Company Contact:

Ms. Fan Zhou, Investor Relations Director

China TransInfo Technology Corp.

Email: ir@ctfo.com

Tel: + 8610-5169-1657

Investor Relations Contact:

Mr. Athan Dounis, Account Manager

Email: athan.dounis@ccgir.com

Tel: +1-646-213-1916

Mr. Crocker Coulson, President

Email: crocker.coulson@ccgir.com

Tel: +1-646-213-1915

CCG Investor Relations

Website: www.ccgirasia.com